                                                                     EXHIBIT 2.2

================================================================================


                           SHARE PURCHASE AGREEMENT


                                    among:


                     Terayon Communication Systems, Inc.,
                            a Delaware corporation;


                  The Sellers set forth on Schedule A hereto,



                                      and


                                Telegate Ltd.,
                 a company organized under the laws of Israel



                         -------------------------------

                           Dated as of October 14, 1999

                         -------------------------------


================================================================================

                           SHARE PURCHASE AGREEMENT

     THIS SHARE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of October 14, 1999, by and among: TERAYON COMMUNICATION SYSTEMS, INC., a Delaware corporation ("Parent"); EHUD ILONI (the "Founder"); each of the Persons set forth in Schedule A to this Agreement (each, a "Seller", and collectively with the Founder, the "Sellers"); and TELEGATE LTD., a company organized under the laws of Israel (the "Company"). Certain other capitalized terms used in this Agreement are defined in Exhibit A.

                                   Recitals

     A. The Company is engaged principally in the development, manufacturing and marketing of local access systems for the provision of a wide range of public telecommunication services over CATV infrastructures. The Company has its principal office at 7 Haplada Street, Or Yehuda, Israel and has authorized 3,000,000 Ordinary Shares, NIS 0.10 nominal value per share, of which 1,077,339 shares are issued and outstanding (the "Ordinary Shares").

     B. The Sellers collectively own all the issued and outstanding Ordinary Shares (the "Shares"), Warrants (as defined below) and Debentures (as defined below) of the Company (the "Securities"). Each Seller's Ordinary Shares, Warrants and Debentures are referred to in this Agreement as such "Seller's Securities" and collectively as the "Sellers' Securities."

     C. Parent desires to acquire all of the Sellers' Securities and each of the Sellers desires to sell such Seller's Securities to Parent.

     D. The Company and Parent desire to make certain representations and warranties and other agreements in connection with the transactions contemplated hereby.

     E. Prior to the Closing, the Company's Board of Directors shall adopt a resolution pursuant to which the Plan for the Issuance of Options to Directors, Executives and Senior Employees of Telegate shall be terminated upon the Closing, and the Company shall have obtained the consent of each of the Option Holders (as defined below) to the termination of all Options (as defined below) held by such Option Holder upon the Closing in consideration for the issuance by Parent to such Option Holder of Parent Options (as defined below).

     F. For accounting purposes, it is intended that the transaction contemplated by this Agreement be treated as a "purchase."

     G. This Agreement has been approved by the respective boards of directors of Parent and the Company.

                                   Agreement

     The parties to this Agreement agree as follows:

Section 1.  Description of Transaction.

     1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), each Seller shall sell. transfer, assign, convey and deliver to Parent, and Parent shall purchase from each Seller such Seller's Securities, in each case, free and clear of all Liens. The closing of the purchase and sale (the "Closing") shall take place at the offices of Naschitz Brandes & Co., 5 Tuval Street, Tel Aviv, Israel at 10:00 a.m., on November 15, 1999, or such later business day that all the conditions set forth in Section 6 and 7 have been satisfied or waived, or on such other date, time and place as the parties may mutually agree (the "Closing Date"). At the Closing, the Sellers shall cause the Company to deliver to Parent one or more instruments representing the Seller's Securities, and Parent (i) shall issue the Initial Consideration to the Sellers' Representative (as defined below) for distribution to the Sellers in accordance with the column in Schedule A captioned "Initial Consideration", (ii) shall pay the Cash Payment to the Sellers' Representative (as defined below) for distribution to the Sellers in accordance with the column in Schedule A captioned "Cash Payment' and (iii) shall deposit the Escrow Shares (as defined below) with the Escrow Agent, which amounts together represent the aggregate portion of the Purchase Consideration (as defined below) payable to the Sellers hereunder

     1.2 Further Assurances. If, at any time after the Closing Date, Parent shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are reasonably necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in Parent, its right to, and title or interest in, the Sellers' Securities or (b) otherwise to carry out the purposes of this Agreement, Parent shall so advise the Sellers' Representative in writing, and the Sellers thereupon shall execute and deliver all such deeds, bills of sale, assignments and assurances and do all such other acts and things reasonably necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under the Sellers' Securities, and otherwise to carry out the purposes of this Agreement.

     1.3 Purchase Price. The consideration for the Sellers Securities together with the consideration to the Option Holders (as defined below), assuming the exercise of all Parent Options (as defined below) granted to the Option Holders pursuant to Section 1.9(b) (the "Purchase Consideration"), shall be 2,200,000 shares of Common Stock of Parent ("Common Stock") (subject to adjustment in the event of any stock split, stock dividend, recapitalization, issuance of bonus shares or other adjustment of the Common Stock) plus the Cash Payment (as defined below). In accordance with Section 1.1, on the Closing Date, Parent shall issue to the Sellers 2,200,000 shares of Common Stock (the "Initial Consideration"), of which shares of Common Stock with a value equal to ten million US dollars ($10,000,000) (the "Escrow Shares") shall be deposited with the Escrow Agent to be held in the Escrow Fund with respect to each Seller in accordance with the column in Schedule A captioned "Escrow Shares" and shall be available to satisfy the indemnification obligations as provided in Section 9. In addition, Parent shall pay the Sellers' Representative cash in an aggregate amount equal to The Company's Net Cash as of the Closing Date less two million US dollars ($2,000,000) (the "Cash Payment"), in accordance with the provisions of Section 1.4 below. The number of the Escrow Shares shall be calculated based on the average closing price of

Parent's Common Stock as reported on the Nasdaq National Market for the fourteen
(14) trading days immediately preceding the Closing Date.

     1.4 Method of Share Transfer. The Transfer of Common Stock as set forth in Section 1.3 above shall be made by Parent to the Sellers' Representative on the Closing Date. All cash payments made by Parent to the Sellers' Representative on the Closing Date shall be made by wire transfer of immediately available funds to the accounts specified by the Sellers' Representative in writing to Parent at least two (2) business days prior to the Closing Date (the "Accounts"). Ten (10) days prior to the Closing, the Company shall provide to Parent, the mount of projected Net Cash that is expected to be available to the Company at the Closing Date. Parent shall deduct two million US Dollars ($2,000,000) and an additional amount equal to 30% of such projected Net Cash, and pay the remainder to the Sellers' Representative at the Closing Date (the "Initial Cash Payment"). Within twenty (20) days following the Closing Date, Parent shall verify the actual sum of the Company's Net Cash as of the Closing Date, upon which Parent shall transfer to the Accounts of the Sellers' Representative an mount in immediately available funds equal to the difference between the Initial Cash Payment and the Company's actual Net Cash as at the Closing Date, less two million US Dollars ($2,000,000).

     1.5 Seller and Founder Waivers. Each Seller and the Founder hereby waives and releases, effective as of the Closing, any and all rights, claims and causes of action assertable against the Company in respect of its ownership of any securities of the Company and any and all agreements between such Seller or the Founder and the Company, which agreements shall automatically terminate as of the Closing Date.

     1.6 Measurement Date and Additional Consideration. Subject to the terms below, in the event and only in the event that the Measurement Date Share Price (as defined below) is less than $45.46, Parent shall, within seven (7) days of the nine-month anniversary (and with respect to the Escrow Shares, fourteen (14) trading days after the release of the Escrow Shares from escrow) of the later of
(i) Closing Date and (ii) the date on which the Registration Statement (as defined below) is declared effective by the SEC (the "Measurement Date"), pay to each of the Sellers additional consideration (the "Additional Consideration") which shall be calculated for each individual Seller as follows:

            (a) Shares Held by Seller on the Measurement Date. With respect to any shares of Common Stock that were received by the Seller as part of the Purchase Consideration and have not been Sold (as defined below) in the period of time between the Closing Date and the Measurement Date, Parent shall pay to the Seller a sum equal to: (i) the aggregate number of such shares of Common Stock held by the Seller on the Measurement Date, multiplied by (ii) the difference between $45.46 and the Measurement Date Share Price; and

            (b) Shares Sold or Otherwise Disposed of by Seller Prior to the Measurement Date.

              (i) If shares of Common Stock that were received by the Seller as part of the Purchase Consideration are Sold prior to the Measurement Date for an Average Price Per Share (as defined below) of $45.46 or more, the Seller shall not be entitled to any Additional Consideration in respect of those shares of Common Stock sold prior to the Measurement Date.

              (ii) If the aggregate consideration received by the Seller for shares of Common Stock which were received as part of the Purchase Consideration and that were Sold prior to the Measurement Date (before deduction of broker or other fees and commissions) divided by the total number of such shares of Common Stock sold by such Seller (the "Average Price Per Share") is less than $45.46, then in respect of the shares of Common Stock received as part of the Purchase Consideration and sold by the Seller prior to the Measurement Date, Parent shall pay to the Seller the lesser of the following two amounts: (i) the difference
                      ------
between (x) the aggregate consideration received on the Sale of the shares of Common Stock and (y) an amount equal to $45.46 per share of Common Stock multiplied by the number of shares received as part of the Purchase Consideration and Sold prior to the Measurement Date; or (ii) the amount which the Seller would have received with respect to those shares in accordance with Subsection (a) above were the Seller to have retained the shares until the Measurement Date.

            (c) The Measurement Date Share Price. The "Measurement Date Share Price" shall mean the average of the closing sale price of the shares of Common Stock as reported on the Nasdaq National Market for the fourteen (14) consecutive trading days immediately prior to the Measurement Date.

            (d) Method of Payment of Additional Compensation. Parent shall be entitled to pay the above Additional Consideration in cash or by issuing to the Sellers an additional number of unrestricted, registered and freely tradable shares of Common Stock, with the form of such payment being solely at Parent's discretion; provided, however, that Parent shall be obligated to pay the above Additional Consideration in cash if such payment is made pursuant to Section 1.6(f). If the payment is made in shares, the number of additional shares issued shall be calculated based on the Measurement Date Share Price.

            (e) Automatic Release. Notwithstanding anything to the contrary in this Agreement, if at any time during the period beginning on the later of
(i) the Closing Date and (ii) the date on which the Registration Statement is declared effective by the SEC, and ending on the Measurement Date, the closing sale price on each of the fourteen (14) consecutive trading days for a share of Common Stock as reported on the Nasdaq National Market is equal to or greater than fifty-five US Dollars ($55.00) per share, Parent shall not be obligated to pay any Additional Consideration to the Sellers, other than with respect to the Escrow, Shares to which this Section 1.6(e) shall not apply.

            (f) Adjustment of Measurement Date. Parent may at any time during the nine-month period following the later of (i) the Closing Date and (ii) the date on which the Registration Statement is declared effective by the SEC, change the date of the

Measurement Date (except with respect to the Escrow Shares, for which the Measurement Date shall remain the date fourteen (14) wading days after such shares are actually released from escrow) from the date set forth above to any date within such nine-month period (provided that Parent shall give the Sellers notice of such change within two (2) days following such changed Measurement
Date). In the event of such change, the provisions of the preamble to Sections 1.6, and Subsections 1.6(a) and 1.6(b) above, shall be read as though each reference to $45.46 per share of Common Stock was a reference to $55.00 per share of Common Stock.

            (g) Reporting. For purposes of this Section 1.6, each Seller shall provide Parent with a quarterly report detailing the number of shares Sold in the previous quarter and the average sale price for the shares. At Parent's request, the Sellers shall provide Parent with satisfactory information to verify the quarterly reports.

            (h) Deemed Sales. For the purposes of this Section 1.6 any short sales, put options or hedges in which the Seller has the right to put or sell his shares of Common Stock to a non-affiliated third party at a guaranteed minimum net price, shall be deemed a Sale of the underlying shares at the price equal to such minimum net price.

            (i) Certain Definitions. For the purposes of this Section 1.6, the terms "Sold" and "Sale" shall mean any bona fide sale by a Seller to a non-affiliated third party through a broker dealer on the Nasdaq National Market.

     1.7 Additional Consideration. At the Closing, Parent will deposit two hundred thousand (200,000) shares of Common Stock (subject to adjustment under Section 7.6) in an escrow fund satisfactory to the Sellers' Representative (the "Additional Consideration Escrow Fund") as a security for the payment of the Additional Consideration, if any. Prior to the Closing, the parties shall agree upon the terms and conditions of such escrow, which shall provide without limitation that (i) the shares of Common Stock held in the Additional Consideration Escrow Fund shall not be released before the Escrow Shares are released from escrow and all Additional Consideration is paid to the Sellers in full and (ii) any payments made from the escrow to the Sellers (including any release of the Escrow Shares to the Sellers) shall be allocated among the Sellers in accordance with Schedule A.

     1.8 Accounting Treatment. For accounting purposes, the transaction contemplated by this Agreement is intended to be treated as a "purchase."

     1.9    Employee Options.

            (a) There are currently outstanding and unexercised options to acquire Ordinary Shares (the "Options") issued by the Company to employees, directors and consultants listed in Schedule A (the "Option Holders"). The names of all of the Option Holders and the number of Ordinary Shares covered by each Option are set forth on Schedule A.

            (b) At Closing, all Options shall be cancelled, and in consideration of such cancellation, Parent shall grant to each Option Holder such number of fully vested options to purchase Common Stock ("Parent Options") indicated opposite such Option Holder's name on Schedule A. All such options shall have an exercise price equal to the par value of the underlying Common Stock and shall be exercisable at any time during the five (5) year period following the Closing Date. Prior to the Closing, no Option Holder shall exercise or transfer any Options.

            (c) As soon as practicable following the date hereof and in any event prior to the Closing, the Company shall secure the written agreement, in the form and substance reasonably acceptable to Parent, of each Option Holder to the terms and conditions of this Agreement (the "Option Holder Consent Letter and Counterpart Signature Page"). Each Option Holder shall become part), to this Agreement and the Escrow Agreement immediately upon the execution and delivery to the Company by such Option Holder of the Option Holder Consent Letter and Counterpart Signature Page and shall be deemed a "Seller" hereunder and thereunder. For the avoidance of doubt, the total number of shares of Common Stock to be issued to the Sellers and the Option Holders hereunder shall be equal to the Purchase Consideration.

Section 2.  Representations and Warranties of The Company.

     The Company represents and warrants, to and for the benefit of the Indemnitees, as follows:

     2.1    Due Organization; No Subsidiaries; Etc.

            (a) The Company is duly organized and validly existing under the laws of the State of Israel. The Company has all requisite corporate power and authority to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used.

            (b) Except as set forth in Part 2.1 of the Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Telegate Ltd."

            (c) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company.

            (d)   Part 2.1 of the Disclosure Schedule accurately sets forth
(i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and
(iii) the names and titles of the Company's officers.

            (e) The Company does not own any controlling interest in any Entity and the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. The Company has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest.

     2.2 Articles of Association and Memorandum of Association; Records. Except as set forth in Part 2.2 of the Disclosure Schedule, the Company has delivered to Parent accurate and complete copies of: (1) the Memorandum of Association and Articles of Association of the Company, including all amendments thereto; (2) the stock records of the Company; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the stockholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. Except as set forth in Part
2.2 of the Disclosure Schedule, there has not been any violation of any of the provisions of the Company's Articles of Association or Memorandum of Association, nor has the Company taken any action that is inconsistent with any resolution adopted by the Company's stockholders, the Company's board of directors or any committee of the Company's board of directors, which would have a Material Adverse Effect on the Company. Except as set forth in Part 2.2 of the Disclosure Schedule, the books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

     2.3 Capitalization. The issued and outstanding share capital of the Company, on a fully diluted and as-converted basis raking into consideration all convertible or exchangeable securities and other interests in the Company is set forth in Part 2.3 of the Disclosure Schedule. Except as set forth in Part 2.3 of the Disclosure Schedule, at the Closing Date, there will not be any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments, convertible securities, or any other agreements of any character directly or indirectly obligating the Company to issue any additional shares or any securities convertible into, or exchangeable for, or evidencing the right to subscribe for, any shares.

     2.4    Financial Statements.

            (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

                  (i) The audited balance sheets of the Company as of December 31, 1998, 1997 and 1996, and the related audited statements of operations, statements of stockholders' equity and statements of cash flows of the Company for the years then ended, together with the notes thereto and the unqualified report and opinion of a recognized firm of independent certified accountants relating thereto; and

                  (ii) the unaudited balance sheet of the Company as of June 30, 1999 (the "Unaudited Interim Balance Sheet"), and the related unaudited statement of operations of the Company for the six months then ended.

            (b) The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared to accordance with generally accepted accounting principles consistently applied in Israel throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude) and comply with the requirements of all applicable Israeli regulations.

            (c) Except as set forth in Part 2.2 of the Disclosure Schedule, all proper and necessary books of account, minute books, registers and records have been maintained by the Company, are in its possession and contain accurate information relating to all material transactions to which the Company' has been a party, except where the failure to maintain such books of account, minute books, registers and records would not have a Material Adverse Effect on the Company.

            (d) A complete list of the Company's debts and loan facilities as of June 30, 1999, is set forth in Part 2.4(d) of the Disclosure Schedule.

     2.5 Absence of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule, since June 30, 1999:

            (a) there has not been any material adverse change in the Company's business, prospects, operations, assets, liabilities, debts, work force or its condition (financial or otherwise) and no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

            (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);

            (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

            (d) except as set forth in Part 2.3 of the Disclosure Schedule, the Company has not sold, issued or authorized the issuance of (i) any capital stock or other securities, (ii) any option or right to acquire any capital stock or any other security or (ii) any instrument convertible into or exchangeable for any capital stock or other security;

            (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under (except where such accelerated vesting is permitted under the terms of an existing agreement of option plan),
(i) any provision of the Plan for the Issuance of Options to Directors, Executives and Senior Employees of Telegate, (ii) any provision of any agreement evidencing any outstanding Option or Warrant, or (iii) any restricted stock purchase agreement;

            (f) there has been no amendment to the Company's Articles of Association or Memorandum of Association, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

            (g) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

            (h) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company since June 30, 1999, exceeds $25,000;

            (i) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Agreement (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

            (j) the Company has not (i) acquired, leased or Licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or
(iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

            (k) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

            (l) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

            (m) the Company has not (i) lent money to any Person (other than pursuant to routine advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

            (n) the Company has not (i) established or adopted any Employee Benefit Plan, (ii) other than in the ordinary course of business and in a manner consistent with past practice, paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or
(iii) hired any new employees;

            (o) there has been no resignation or termination of employment of any officer or key employee of the Company;

            (p) the Company has not changed any of its methods of accounting or accounting practices in my respect;

            (q)   the Company has not made any Tax election;

            (r)   the Company has not commenced or settled any Legal Proceeding;

            (s) the Company has not entered into any transaction or taken any other action outside the ordinary course of business or inconsistent with its past practices; and

            (t) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(s)" above.

     2.6 Properties and Assets. Full and accurate details of the Company's properties and assets are contained in Part 2.6 of the Disclosure Schedule. Except as disclosed in Part 2.6 of the Disclosure Schedule or in the notes to the Company Financial Statements, the Company has good and marketable title to its assets, including without limitation those reflected in the Company Financial Statements, free and clear of any right, interest or equity of any individual or entity (including any right to acquire, option, or right of preemption) or any mortgage, charge, pledge, lien, or assignment, or my other encumbrance or security interest or arrangement of whatsoever nature over or in the relevant property ("Security Interests"). With respect to the assets that are leased, the Company is in compliance with all material provisions of such leases, such leases are valid and binding, and, to the best of its knowledge, the Company holds leasehold interests in such assets free and clear of all Security Interest, except for Security Interests that, both individually and in the aggregate with all other exceptions to any of the representations in this
Section 2 which are not specified in the Disclosure Schedule, would not have a material adverse effect on the Company.

     2.7    Bank Accounts; Receivables.

            (a) Part 2.7(a) of the Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.

            (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of June 30, 1999. Except as set forth in
Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since June 30, 1999 and have not yet been collected)
(i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $25,000 in the aggregate).

     2.8    Equipment; Leasehold.

            (a) All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.

            (b) The Company does not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 2.10 of the Disclosure Schedule.

     2.9    Intellectual Property and Other Intangible Assets.

            (a) As used herein, the term "Intellectual Property" shall mean all registered patents, designs and trademarks, all applications for registration thereof, and all computer programs including, but not limited to, computer programs embodied in semiconductor chips, and related flow-charts, programmer notes, updates and data, whether in object or source code form, developed, or used in connection with the business of the Company, and all hardware, algorithms, utilities flowcharts, logic, documentation, processes, formulations, data, experimental methods, or results, descriptions, business or scientific plans, depictions, customer lists and any other written, printed or electronically stored materials or information, including specifications, pricing plans, market research or data, potential marketing strategies, prospective users and distribution channels, engineering drawings, information concerning specialized suppliers, specifications for products and/or processes and/or software, test protocols, and all other materials relating thereto, and copies thereof in any storage media, and all other works of authorship, inventions, concepts, ideas, and discoveries developed, discovered, conceived, created, made, reduced to practice, or used by the Company and all intellectual property rights therein, including, without limitation, all copyrights in the United States, Israel and elsewhere, including all rights of registration and publication, rights to create derivative works, and all other rights incident to copyright ownership, for the residue now unexpired of the present term of any and all such copyrights and any term thereafter granted during which such information is entitled to copyright, and all inventions (patentable or unpatentable), trade secrets, know-how, ideas and confidential information embodied or reflected in such information, including any shop rights, for the longest period of protection accorded to such interests under applicable law.

            (b) Except as specifically set forth in Part 2.9(b) of the Disclosure Schedule, the Company (i) owns or has the right to use, free and clear of all liens, claims and restrictions the Intellectual Property used in the conduct of its business, and (ii) to the best knowledge of the Company, such Intellectual Property does not infringe upon or violate any right, lien, or claim of others, including without limitation of its present or former employees or the former employers of all such persons. Except as set forth in Part 2.9(b) of the

Disclosure Schedule, the Company is not currently obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to The use thereof or in connection with the conduct of its business or otherwise.

          (c) Any and all Intellectual Property of any kind which has been developed or, is currently being developed, by any of the Company or any employees of the Company shall be the property solely of the Company. The Company has taken security measures to protect the secrecy, confidentiality and value of all the Intellectual Property, which measures are reasonable and customary in the industry in which the Company operates. Each person who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed the Intellectual Property, or who has knowledge of or access to information about the Intellectual Property, has entered into a written non-disclosure agreement with the Company regarding ownership and treatment of the Intellectual Property, in a form reasonably satisfactory to the Company.

          (d) Except as specifically set forth to Part 2.9(d) of the Disclosure Schedule, neither The Company nor, to the best knowledge of the Company, any of its directors, officers or employees has received any communications alleging that the Company has violated or by conducting its business as currently conducted, would violate, any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Except as set forth in Part 2.9(d) of the Disclosure Schedule, neither the Company nor, to the best knowledge of the Company, any of its directors, officers or employees has received notice nor is it otherwise aware of any infringement of or conflict with asserted rights of others, with respect to any of the Intellectual Property, or of any facts, or assertion of any facts, which would render any of The Intellectual Property invalid or unenforceable.

          (e) To the best knowledge of the Company, none of the Company's employees, officers or directors are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such persons' best efforts to promote the interests of the Company or that would conflict with the Company's business as conducted and as proposed to be conducted. To the best knowledge of the Company, neither the execution nor delivery of the Agreement, nor the carrying on of the Company's business by employees of the Company, nor the conduct of The Company's business as proposed to be conducted, will materially conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any contract, covenant or instrument under which any of The Company's employees, officers or directors is now obligated. It is not, and will not become, necessary to utilize any inventions, and specifically, patent applications, of any of the Company's employees (or people the Company currently intends to hire) made prior to their employment by the Company other than those that have been assigned to the Company pursuant to valid and legally binding instruments of assignment.

          (f) The Intellectual Property owned by the Company constitutes all of the Intellectual Property necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 2.9(f) of the Disclosure Schedule, the Company has not licensed any of the Company Intellectual Property to any Person on an exclusive basis, nor has the Company entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Intellectual Property or to transact business in any market or geographical area or with any Person.

          (g) The Company's products (the "Products") will not experience fatal errors and/or invalid and/or incorrect results as a result of the change of year from 1999 to 2000; provided, that the Products receive correct and properly formatted date inputs from all software and hardware that exchange data with or provide data to the Products.

     2.10 Agreements and Trading.

          (a) All the material agreements to which the Company is a party (including instruments, leases, licenses, arrangements, or undertakings of any nature, written or oral) (the "Material Agreements") are listed in Part 2.10(a) of the Disclosure Schedule.

          (b) To the best of the Company's knowledge, and except as set forth in
Part 2.10(c) of the Disclosure Schedule, all the Material Agreements are in full force and effect and the Company has no knowledge of the invalidity of or grounds for rescission, avoidance or repudiation of any of the Material Agreements and, except as set forth in Part 2.10(b) of the Disclosure Schedule, the Company has not received any notice of any intention to terminate any such agreement.

          (c) To the best of the Company's knowledge and other than as set forth in Part 2.10(c) of the Disclosure Schedule, the Company and all third parties with whom it has transacted business have performed in all respects all of their material obligations under the Material Agreements, except for such non performance that, both individually and in the aggregate with all other exceptions to any of the representations in this Section 2 which are not specified on schedules hereto, would not have a Material Adverse Effect on the Company. To the best of the Company's knowledge, and except as set forth in Part 2.10(c) of the Disclosure Schedule, no party to any of the Material Agreements is in breach or in default in any respect of its material obligations thereunder. Except as set forth in Part 2.10(c) of the Disclosure Schedule, no party to any of the material Agreements has made a claim of which the Company is aware to the effect that the Company has failed to perform a material obligation thereunder.

          (d) Except as set forth in Part 2.10(d) of the Disclosure Schedule, there are no agreements, promises or understandings in force restricting the competitive freedom of the Company to provide and take goods and services by such means and from and to such individuals or entities as it may from time to time think fit.

          (e) The Company has delivered to Parent accurate and complete copies of all written Material Agreements identified in Part 2.10(a) of the Disclosure Schedule, including all amendments thereto. Part 2.10(a) of the Disclosure Schedule provides an accurate description of the terms of each Material Agreement that is not in written form. Except as set forth in Parts 2.10(b) and 2.10(c) of the Disclosure Schedule, each Material Agreement identified in Part 2.10(a) of the Disclosure
Schedule is valid and in full force and effect, and, To the Company's best knowledge, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          (f) Except as set forth in Part 2.10(c) of the Disclosure Schedule:

               (i) the Company has not violated or breached, or committed any material default under, any Material Agreement, and, to the Company's best knowledge, no other Person has violated or breached, or committed any material default under, any Material Agreement;

               (ii) no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a material violation or breach of any of the provisions of any Material Agreement, (B) give any Person the right to declare a material default or exercise any remedy under any Material Agreement, (C) give any Person the right to accelerate the maturity or performance of any Material Agreement, or (D) give any Person the right to cancel, terminate or modify any Material Agreement;

               (iii) since December 31, 1997, the Company has nor received any notice or other communication regarding any actual or possible material violation or breach of, or material default under, any Material Agreement; and

               (iv) the Company has not waived any of it's material rights under any Material Agreement.

          (g) Except as set forth in Part 2.10(c) of the Disclosure Schedule, no Person is renegotiating, or has a right pursuant to the terms of any Material Agreement to renegotiate, any amount paid or payable to the Company under any Material Agreement or any other material term or provision of any Material Agreement.

          (h) The Material Agreements identified in Part 2.10(a) of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

          (i) Part 2.10(i) of the Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by the Company regarding the business of the Company since January 1, 1999, or which is otherwise still pending.

          (j) Part 2.10(j) of the Disclosure Schedule provides an accurate description and breakdown of the Company's backlog under Material Agreements.

     2.11 Capital Expenditure and Commitments. Except as disclosed in Part 2.11 of the Disclosure Schedule or to the Company Financial Statements:

          (a) The Company has not undertaken to make any material capital commitment, expenditure or purchase in excess of $150.000.

          (b) The Company is not a party to any material hire: hire purchase, credit sale or conditional sale agreement or any contract providing for payment on deferred terms in respect of assets purchased by the Company.

          (c) The Company is not in breach of any material obligation under any material deed, agreement or transaction to which it is a party, and to the best of it's knowledge, no third party that has transacted business with the Company is in breach of any of its material obligations under any material deed, agreement, or transaction with the Company to which it is a party.

          (d) The Company is not aware of any Security Interest on, over or affecting the issued or unissued share capital of the Company, nor is the Company aware of any agreement or commitment to give or create any such Security Interest and no claim has been made by any Person to be entitled to any such Security Interest.

          (e) The Company has not given any guarantee, indemnity or security for, or otherwise agreed to become directly or contingently liable for, any obligation of any other individual or entity, except in its ordinary course of business, and to the best of its knowledge, no individual or entity has given any guaranty of or security for any of the Company's obligations.

          (f) There are in force no powers of attorney given by the Company with respect to any asset or business of the Company, and no individual or entity, as agent, representative, distributor or otherwise, is entitled or authorized to bind or commit the Company to any obligation not in the ordinary course of the Company's business.

          (g) The Company has not applied for or received any grant or allowance from any governmental authority.

     2.12 Compliance with Legal Requirements.

          (a) To the best of its knowledge, information and belief, and except as set forth in Part 2.12(a) of the Disclosure Schedule, the Company has carried on its business and affairs in all material respects in accordance with all applicable laws and regulations, to the extent material to the Company's business or assets, including, inter alia, in accordance with the provisions of the Israel Companies Ordinance [New Version], 1983, and in accordance with the Company's Memorandum of Association and Articles of Association, and, the Company is not aware of any material violation or default with respect to any statute, regulation, order, decree, or judgment of any court or any governmental agency which could have a material adverse effect upon the Company's assets or business, and the Company has been granted and there are now in force all material approvals, consents, and licenses necessary for the carrying on of its business in the places and in the manner in which it is now carried on, and, except as set forth in Part 2.12(a) of the Disclosure Schedule, the Company is not aware of any circumstances which evidence or indicate that any such approvals, consents or licenses, to the extent material to the Company's business or assets, are likely to be suspended, canceled, revoked or not renewed.

          (b) The copy of each of the Memorandum of Association and Articles of Association of the Company provided to Parent, is complete, true and accurate, has not been amended or repealed and the Articles of Association will be in effect until such time as the Articles of Association are amended under Section
17.15 of the Amended and Restated Stockholders Agreement among the Company, the Founder and certain of the Sellers.

          (c) To the best of the Company's knowledge, and except as specifically set forth in Part 2.12(c) of the Disclosure Schedule, all documents required to be filed with or delivered to the Registrar of Companies in respect of the Company have been properly filed or delivered in a timely manner, except for such non compliance that, both individually and in the aggregate with all other exceptions to any of the representations in this Section 2 which are not specified on schedules hereto, would not have a Material Adverse Effect on the Company.

     2.13 Governmental Authorizations. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. Except as set forth in Part 2.13 of the Disclosure Schedule, the Company is, and at all times since December 31, 1997 has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. Since December 31, 1997, the Company has not received any notice or ocher communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     2.14 Tax Matters.

          (a) To the best of the Company's knowledge, except as specifically set forth in Part 2.14(a) of the Disclosure Schedule, the Company Financial Statements make full provisions for all Taxes for which the Company was then or thereafter became or may hereafter become liable or accountable in respect of or by reference to any income, profit, receipt, gain, transaction, agreement, distribution or event which was earned, accrued, received, or realized, entered into except as specifically set forth in Part 2.14(a) of the Disclosure Schedule, paid, made or accrued on or before December 31, 1998, and the Company promptly paid or fully provided in its books of account for all Taxes for which it has or may hereafter become liable or accountable in the period from the date of its incorporation to the Closing Date.

          (b) To the best of the Company's knowledge, and except as set forth in
Part 2.14(b) of the Disclosure Schedule, the Company has at all times and within the requisite time limits promptly, fully and accurately observed, performed and complied with all material obligations or conditions imposed on it, or to which any claim, deduction, allowance or relief made, claimed by or afforded to it was made subject, under any legislation relating to Taxes, except for such non compliance that, both individually and in the aggregate with all other exceptions to any of the representations in this Section 2 which are not specified in the Disclosure Schedule, would not have a Material Adverse Effect on the Company.

          (c) Except as specifically set forth in Part 2.14(c) of the Disclosure Schedule, the Company is not aware of any circumstances which will or may, whether by lapse of time or the issue of any notice of assessment or otherwise, give rise to any dispute with any relevant Government Body in relation to its liability or accountability for Taxes, any claim made by it, any rebel, deduction, or allowance afforded to it, or in relation to the status or character of the Company or any of its enterprises under or for the purpose of any provision of any legislation relating to Taxes, except for such dispute or claim that, both individually and in the aggregate with all other exceptions to any of the representations in this Section 2 which are not specified on schedules hereto, would not have a Material Adverse Effect on the Company.

     2.15 Employees.

          (a) Full particulars of all the officers, employees and consultants of the Company (each, an "Employee"), including their present compensation packages, are disclosed in Part 2.15(a) of the Disclosure Schedule, which particulars show all material benefits including, without limitation, salaries, directors' fees, social benefits, bonuses, commissions, profit shares, automobile, reimbursement of expenses and benefits in kind ("Benefits") payable or which the Company is bound to provide (whether now or in the future) to each officer, employee and consultant of the Company and are true, accurate and complete.

          (b) Except as set forth in Part 2.15(b) of the Disclosure Schedule, no key employee of the Company has been dismissed in the last six months or has given notice of termination of his employment.

          (c) The employment agreements of each of Ehud Iloni, E. Levy, P. Paz,
R. Karp, Y. Meiman and M. Fourier were previously provided to Parent and its counsel. Part 2.15(c) of the Disclosure Schedule includes the form of contracts under which substantially all the Employees of the Company at the date hereof are engaged.

          (d) Subject to the provisions of any applicable Israeli law and binding custom and except as set forth in Part 2.15(a) of the Disclosure Schedule, there are no agreements or arrangements (whether legally enforceable or not) for the payment of any pensions, allowances, lump sums, or other like benefits on retirement or on death or termination or during periods of sickness or disablement for the benefit of any officer or former officer or employee or former employee of the Company or for the benefit of the dependents of any such individual in operation at the date hereof.

          (e) Except as set forth in Part 2.15(e) of the Disclosure Schedule, all the Benefits to which any officer or former officer or employee or former employee of the Company is or may be entitled including, inter alia, severance pay, leave and health, have been paid or adequately provided for in the Company Financial Statements.

          (f) A complete list of all of the shares and options granted to or purchased by employees, directors, officers or consultants of the Company, and their respective vesting schedules, is set forth in Part 2.15(f) of the Disclosure Schedule. Except as set forth therein, the Company does not operate any share incentive scheme, share option scheme or profit sharing scheme for the benefit of any of its directors, officers, employees or consultants.

          (g) Neither the execution, delivery or performance of this Agreement, nor the consummation of any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits, except as provided therein.

          (h) Part 2.15(a) f the Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees except for those provisions of general agreements between the Federation of Labor Unions and the Coordination Bureau of Economic Organizations which may be applicable to certain classes of employees by virtue of Extension Orders. All of the Company's employees are "at will" employees.

          (i) Part 2.15(i) of the Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and, the anticipated date of return to full service.

          (j) Except as set forth in Part 2.15(j) of the Disclosure Schedule, the Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

          (k) The Company is not aware of any organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company; nor is the Company aware of any controversies, strikes, slowdowns or work stoppages pending or threatened between the Company and any of its employees. To the Company's best knowledge, the consummation of any of the transactions contemplated by this Agreement will not have a material adverse effect on the Company's labor relations, and none of The Company's key employees has notified the Company of any intention to terminate his or her employment with the Company.

     2.16 Environmental Matters. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the Company's best knowledge, there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law in the future. To the Company's best knowledge, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law with respect to such property. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating To the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     2.17 Insurance.

          (a) Full and accurate details of the Company's insurance policies are contained in Part 2.17(a) of the Disclosure Schedule, including such policies as are required under The Company's agreements with its customers.

          (b) Except as specifically set forth in Part 2.17(b) of the Disclosure Schedule, the Company has the benefit of adequate insurance against all risks and losses usually insured against by companies carrying on the same or a similar business and (without prejudice to the generality of the foregoing) for the full replacement or reinstatement value of all its assets of an insurable nature and against accident, damage, injury, third party loss (including product liability) and loss of profits with a well established and reputable insurer.

          (c) Except as specifically set forth in Part 2.17(c) of The Disclosure Schedule, the Company has not done anything or suffered any damage which has rendered or might render any policies of insurance taken out by it void or voidable or which might result in an increase in premiums and the Company has complied with all conditions attached to such policies.

          (d) There is no claim outstanding under any of such policies nor, to the best of the Company's knowledge, are there any circumstances likely to give rise to such a claim.

     2.18 Related Party Transactions. Except as set forth in Part 2.18 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since December 31, 1997 had any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time since December 31, 1997 been, indebted to the Company; (c) since December 31, 1997, no Related Party has entered into, or has had any direct or indirect financial interest in, any Material Agreement, transaction or business dealing revolving the Company; (d) no Related Party is competing, or has at any time since December 31, 1997 competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or against the Company (other than rights under Options and rights to receive compensation for services performed as an employee of the Company). (For purposes of this
Section 2.18 each of the following shall be deemed to be a "Related Party": (i) each of the Company Stockholders that owns an aggregate of five percent (5%) or more of the capital stock of the Company; (ii) each individual who is, or who has at any time since December 31, 1997 been, an officer of the Company; (iii) ach member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     2.19 Legal Proceedings; Orders.

          (a) As of three days prior to the date hereof and three days prior to the Closing Date, except as set forth in Part 2.19 of the Disclosure Schedule there is no, nor will there have been any pending Legal Proceeding, and, to the Company's best knowledge, no Person has threatened to commence any Legal
Proceeding: (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement. To the Company's best knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

          (b) Except as set forth in Part 2.19 of the Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against the Company.

          (c) As of three days prior to the date hereof and three days prior to the Closing Date, there is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the Company's best knowledge, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

     2.20 Authority; Binding Nature of Agreement. Except as set forth in Part
2.21 of the Disclosure Schedule, the Company has The absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of This Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and The relief of debtors, and (ii) rules of law, governing specific performance, injunctive relief and other equitable remedies.

     2.21 Non-Contravention; Consents. Except as set forth in Part 2.21 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of any of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of The Company's Articles of Association or Memorandum of Association, or (it) any resolution adopted by the Company's stockholders, the Company's board of directors or any committee of the Company's board of directors;

          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or To any of the assets owned or used by the Company;

          (d) contravene, conflict with or result in a material violation or breach of, or result in a material default under, any provision of any Material Agreement that is or would constitute a Material Agreement, or give any Person the right to (i) declare a default or exercise any remedy under any such Material Agreement, (ii) accelerate the maturity or performance of any such Material Agreement, or (iii) cancel, terminate or modify any such Material Agreement; or

          (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth in Part 2.21 of the Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of any of the transactions contemplated by this Agreement.

     2.22 No Conflicting Interest. Except as set forth in Part 2.22 of the Disclosure Schedule, the Company is not aware that any director, officer, key employee or Related Party of The Company has any interest in any corporation, partnership, or other entity that is engaged in a business which is in competition with that of the Company, is a supplier or customer of the Company, or is a party to any contract which may have any effect on the business of the Company.

     2.23 Full Disclosure. This Agreement (including the Disclosure Schedule) does not, and the Company Closing Certificate will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) to the Company's best knowledge, omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Company and the Sellers as follows:

     3.1 Due Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now conducted.

     3.2  SEC Filings; Financial Statements.

          (a) Parent has timely filed all required forms, reports and documents with the SEC since August 17, 1998, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the roles and regulations promulgated thereunder, each as in effect on the dates such forms, reports, and documents were filed. Parent has made available to the Company and the Sellers accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between August 17, 1998 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to The date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents, including, any financial statements or schedules included or incorporated by reference therein, complied in all material respects with the applicable requirements of the

Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required To be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The consolidated financial statements contained in the Parent SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as pertained by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby. Except as and to the extent disclosed in the Parent SEC Reports, since August 17, 1998, there has not been any event, occurrence or development which does or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent.

     3.3 Authority; Binding Nature of Agreement. Parent has the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent of this Agreement (including The contemplated issuance of Common Stock in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and its board of directors. No vote of Parent's stockholders is needed to approve any of the transactions contemplated by this Agreement. This Agreement constitutes the legal, valid anti binding obligation of Parent, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.4 Valid Issuance. The Common Stock to be issued in the transactions contemplated by this Agreement will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

     3.5 Consents and Approvals. Except as set forth on Schedule 3.5 hereto, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any Governmental Body is necessary for the consummation by Parent of the transactions contemplated by this Agreement.

     3.6 No Violation. Neither the execution and delivery of this Agreement by Parent, the performance by Parent of its obligations hereunder nor the consummation by Parent of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Parent, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions of provisions of any note, bond, mortgage, indenture, deed of mast, license, lease or agreement to which Parent is a party or

(c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court or domestic or foreign Governmental Body applicable to Parent.

     3.7 Legal Proceedings. Except as set forth in Schedule 3.7 hereto, Parent is not aware of any pending Legal Proceeding, and, to Parent's best knowledge, no Person has threatened to commence any Legal Proceeding: (i) that revolves Parent or any of the assets owned or used by Parent or any Person whose liability Parent has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement. To Parent's best knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

     3.8 Experience; Receipt of Information. Parent has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks relating to the acquisition of the Company, and has reviewed and inspected all of the data and information provided to it by the Company in connection with this Agreement. Parent has been furnished by the Company with all the documents and information regarding the Company which Parent has requested, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company's business, assets and financial position.

     3.9 Brokers. No broker, finder or investment banker, for which the Company or the Sellers may be liable, is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or any of its directors, officers, employees or agents.

     3.10 Full Disclosure. This Agreement does not, and the Parent Closing Certificate will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) to the Parent's best knowledge, omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained hereto and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

Section 4.  Certain Covenants of the Company.

     4.1 Access and Investigation. During the period from the date of this Agreement through the Closing, or the earlier termination hereof in accordance with Section 8 (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and reformation relating to the Company; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request.

     4.2 Operation of the Company's Business. Other than as contemplated hereunder, during the Pre-Closing Period:

          (a) the Company shall conduct it's business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

          (b) the Company shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

          (c) the Company shall keep in full force all insurance policies referred to in Part 2.17 of the Disclosure Schedule;

          (d) the Company shall cause its officers to report regularly (but in no event less frequently than weekly) to Parent concerning the status of the Company's business;

          (e) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities

          (f) the Company shall not sell, issue or authorize the issuance of (i) any capital stuck or other securities, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted (x) to grant stock options to employees in accordance with its past practices, and (y) to issue Ordinary Shares to employees upon the exercise of outstanding Options);

          (g) the Company shall nor amend or waive any of its rights under, or permit the acceleration of vesting under, (i) any provision of the Plan for Issuance of Options to Directors Executives and Senior Employees of Telegate,
(ii) any provision of any agreement evidencing any outstanding Option, or (iii) any provision of any restricted stock purchase agreement;

          (h) the Company shall not amend or permit the adoption of any amendment to the Company's Articles of Association, except to the extent necessary to comply with Section 17.15 of the Amended and Restated Stockholders Agreement among the Company, file Founder and certain of the Sellers, or Memorandum of Association, or effect or permit the Company to become a party to any Acquisition Transaction. recapitalization, reclassification of shares, stock split, reverse stock split or similar Transaction;

          (i) the Company shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

          (j) the Company shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $25,000 per month;

          (k) the Company shall not, other than in the ordinary course of business, (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Agreement, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Contract;

          (l) the Company shall not (i) acquire, lease or license any right or other asset from any other Person, except for rights or other assets acquired, leased or licensed in the ordinary course of business, including the possible lease of additional space in the Company's current facilities, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, except for rights or other assets disposed of, leased or licensed in the ordinary course of business, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Agreements;

          (m) the Company shall not (i) end money to any Person other than to its employees, in the ordinary course of business and consistent with past practices, or (ii) incur or guarantee any indebtedness for borrowed money other than in the ordinary course of business and consistent with past practices;

          (n) the Company shall not (i) establish, adopt or amend any employee benefit plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) him any new key employee;

          (o) the Company shall not change any of its methods of accounting or accounting practices in any material respect;

          (p) the Company shall not make any Tax election;

          (q) the Company shall not commence or settle any material Legal Proceeding;

          (r) the Company shall not agree or commit to take any of the actions described in clauses "(e)" through "(q)" above.

Notwithstanding the foregoing, the Company may take any action described in clauses "(e)" through "(r)" above if Parent gives its prior written consent to the taking of such action by the Company, which consent will not be unreasonably withheld (it being understood that Parent's withholding of consent to any action will not be deemed unreasonable if Parent determines in good faith that the taking of such action would not be in the best interests of the Company, currently and/or under the ownership of Parent).

     4.3  Notification; Updates to Disclosure Schedule,

          (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

               (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

               (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the rime of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

               (iii) any material breach of any material covenant or obligation of the Company; and

               (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
Section 7 impossible or unlikely.

          (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any of the conditions set forth in
Section 6 has been satisfied.

     4.4 No Negotiation. During the Pre-Closing Period. the Company shall not directly or indirectly:

          (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

          (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

          (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.

The Company shall promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or any of its Representatives during the Pre-Closing Period.

Section 5.  Additional Covenants of the Parties.

     5.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) hall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the transactions contemplated by this Agreement, and Co) hall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the transactions contemplated by this Agreement. Each party to this Agreement shall (upon request) promptly deliver to the other parties a copy of each such filing made, each such notice given and each such Consent obtained by such party during the Pre-Closing Period. Each party shall promptly provide the other parties with copies of all filings made by the other party with the SEC or any other state, federal or foreign Governmental Body in connection with this Agreement and the transactions contemplated hereby.

     5.2 Public Announcements. During the Pre-Closing Period, (a) the Company and the Sellers shall not (and the Company shall not permit any of its Representatives to) issue any press release or to-rice any public statement regarding this Agreement, or regarding any of the transactions contemplated by this Agreement, without Parent's prior written consent, and (b) Parent shall not (and the Parent shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement, or regarding any of the transactions contemplated by this Agreement, without Company's prior written consent Notwithstanding the provisions of the preceding sentence, each party shall be permitted to issue any press release or make any public statement as such party is advised by counsel is legally required to be issued or made under ally applicable laws; provided, however, that in such event the party issuing such press release or making such public statement will provide the other parties with promptly written notice of such requirement and a copy of the press release to be issued or public statement to be made, and the parties shall use reasonable commercial efforts to coordinate the content of such press release or public statement.

     5.3 Best Efforts. During the Pre-Closing Period, (a) the Company shall use its best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (b) Parent shall use its best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

     5.4 Employment and Noncompetition Agreements. The Company shall use all commercially reasonable efforts to cause eighty percent (80%) of the individuals identified on Exhibit B to execute and deliver to the Company and Parent, at the Closing, an Employment Agreement in the form to be agreed between Parent and the Sellers' Representative and a Noncompetition Agreement in the form to be agreed between Parent and the Sellers' Representative. Prior to the Closing, Parent and the Sellers' Representative shall agree upon a list of up to twenty-five (25) current employees of the Company, which shall be attached hereto as Exhibit B and become part hereof.

     5.5 Termination of Employee Plans. At the Closing and subject to Section 1 9, the Company shall terminate its existing stock option plans, and shall ensure that no employee or former employee of the Company has any rights under any of such plans and that any liabilities of the Company under such plans (including any such liabilities relating to services performed prior to the Closing) are fully extinguished at no material cost to the Company.

     5.6 Registration of Shares. Parent will, as promptly as practicable, prepare and file with the SEC a registration statement under the Securities Act with respect to the registration of the shares of Common Stock issuable to the Sellers in connection with the transactions contemplated by this Agreement (the "Registration Statement"). Parent will, and will cause its accountants and lawyers to, cause the Registration Statement to be declared effective as promptly as practicable after filing with the SEC, bar in no event later than the Closing and the Registration Statement shall be kept effective continuously for a period of two years following the later of (i) Closing or (ii) the date on which the Registration Statement is declared effective by the SEC. None of the information supplied or To be supplied by Parent for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If at any time prior to the date on which the Registration Statement is declared effective by the SEC any event in respect of Parent, its officers and directors, or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Registration Statement, Parent shall promptly so advise the Sellers' Representative and such event shall be so described, and any such amendment or supplement to the Registration Statement (which the Sellers' Representative shall have a reasonable opportunity to review) shall be promptly filed with the SEC. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

     5.7 Lock-up Restrictions. All shares of Common Stock issued to the employees of the Company identified on Exhibit B hereto (collectively, the "Key Employees") in connection with the transaction contemplated by this Agreement shall be subject to restrictions upon resale. Such shares of Common Stock shall be subject to lock-up restrictions for a one-year period from the Closing Date. All certificates representing shares of Common Stock issued to the Key Employees shall bear restrictive legends referencing the lock-up periods set forth in this
Section 5.7.

     5.8 Employees. As soon as practicable after the Closing Date, Parent shall provide to all employees of the Company such employee benefits plans, programs and arrangements as are generally made available to Israeli employees of Parent, provided, with respect to each employee, that such employee does not voluntarily terminate his or her employment with the Company prior to the first anniversary of the Closing Date.

     5.9 Directors and Officers Insurance. For a period of seven (7) years after the Closing Date, Parent shall cause to be maintained in effect the current officers' and directors' liability insurance policies maintained by the Company with respect to the directors and officers of the Company at the date of this Agreement coveting acts or omissions occurring prior to the Closing Date, provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to such directors and officers than such existing insurance policies.

     5.10 Tax Liability. Each party, shall be responsible for all its respective tax obligations deriving from the transactions contemplated in this Agreement.

Section 6.  Conditions Precedent to Obligations of Parent.

     The obligations of Parent to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions any or all of which may be waved in writing by
Parent:

     6.1 Accuracy of Representations. Each of the representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     6.2 Performance of Covenants. All of the covenants and obligations that the Company is required to comply with or To perform at or prior to the Closing shall have been complied with and performed in all material respects.

     6.3 Consents. All Consents required to be obtained in connection with the transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     6.4 Agreements and Documents. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

            (a) fully executed Escrow Agreement (the "Escrow Agreement") in the form and substance reasonably satisfactory to counsel for Parent and counsels for the Sellers' Representative, which shall contain, without limitation, provisions regarding the following: (i) the allocation of the Escrow Shares (including with respect to any payments therefrom) among the Sellers in accordance with Schedule A, and (ii) the release of the Escrow Shares on the first anniversary of the Closing Date, (iii) the registration of the Escrow Shares for trading, without any restrictions, immediately upon release from escrow, and (iv) such other terms and conditions as are standard and customary in transactions of this nature;

          (b) Employment Agreements in the form to be agreed between Parent and the Sellers' Representative, executed by eighty percent (80%) of the individuals identified on Exhibit B;

          (c) Noncompetition Agreements in the form to be agreed between Parent and the Sellers' Representative, executed by eighty percent (80%) of the individuals identified on Exhibit B;

          (d) confidential invention and assignment agreements, reasonably satisfactory in form and content to Parent, executed by all employees of the Company and by all consultants and independent contractors to the Company who have not already signed such agreements;

          (e) a legal opinion of Yigal Amon & Co., in form and substance reasonably satisfactory to counsel for Parent, addressed to the Parent and dated as of the Closing Date, as to the matters set forth in Sections 2.1 (a), 2.3 and 2.20.

          (f) a certificate executed by two Officers of the Company (but without personal liability thereto) certifying that each of the representations and warranties set forth in Section 2 is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 6.1, 6.2 and 6.3 have been duly satisfied (the "Company Closing Certificate"); and

          (g) Lock-up agreements executed by each Key Employee in the form and substance reasonably satisfactory to counsel for Parent and counsel for the Company which shall contain terms and conditions standard and customary in transactions of this nature, including a twelve-month restriction on the sale of Common Stock by such Key Employee;

          (h) written resignations of all directors of the Company, effective as of the Closing Date;

          (i) certificates representing the Shares accompanied by share transfer deeds duly executed for transfer in blank;

          (j)  a fully executed Marketing Agreement in the form of Exhibit C;

          (k)  certificates representing the Debentures; and

          (l) Option Holder Consent Letter and Counterpart Signature Pages, executed by all of the Option Holders.

     6.5 Securities Law Requirements. All permits, licenses, consents and approvals necessary under any laws relating to the sale of securities have been issued or given, and all restrictions or registration statements filed under any laws relating to the sale of securities for the issuance of Common Stock issuable pursuant to this Agreement shall have become effective, and no such permit, license, consent, approval, registration or registration statement shall have been revoked, canceled, terminated, suspended or made the subject of any stop order or proceeding thereof

     6.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the transactions contemplated by this Agreement that makes consummation of the transactions contemplated by this Agreement illegal, which Legal Requirement shall not have been removed within thirty (30) days of enactment.

     6.7 No Legal Proceedings. Other than in connection with the matter referred to in the last bullet point of Part 2.19 of the Disclosure Schedule, no Person shall have commenced or taken substantial steps towards any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the transactions contemplated by lids Agreement or seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of the Company.

     6.8 Termination of Employee Plans. The Company shall have provided Parent with evidence, reasonably satisfactory to Parent, as to the termination of the benefit plans referred to in Section 5.5.

     6.9 ISA Exemption. Parent shall have received from the Israel Securities Authorization an exemption from the obligation to publish a prospectus in the manner required pursuant to the laws of the State of Israel in connection with the issuance of the Common Stock to the Sellers.

Section 7.  Conditions Precedent to Obligations of the Company.

     The obligations of the Sellers and the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of The following conditions any or all of which may be waived in writing by the Sellers' Representative:

     7.1 Accuracy of Representations. Each of the representations and warranties made by Parent in Ibis Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     7.2 Performance of Covenants. All of the covenants and obligations that Parent is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

     7.3 Documents. The Sellers and the Company shall have received the following agreements and document, each of which shall be in full force and effect:

          (a) validly executed share certificates covering the Common Stock, issued in the names of the respective Sellers;

          (b) fully executed Escrow Agreement;

          (c) a legal opinion of Cooley Godward LLP., in form and substance reasonably satisfactory to counsel for the Sellers, addressed to the Sellers and dated as of the Closing Date, as to the materials set forth in Sections 3.1, 3.3, and 3,4;

          (d) a certificate executed by the Parent's Chief Executive Officer and Chief Financial Officer (but without personal liability thereto) certifying that each of the representations and warranties set forth in Section 3 is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 7.1, 7.2 and 7.5 have been duly satisfied (the "Parent Closing Certificate"); and

          (e) fully executed Marketing Agreement in the form of Exhibit C.

     7.4 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the transactions contemplated by this Agreement that makes consummation of the transactions contemplated by this Agreement illegal, which Legal Requirement shall not have been removed within
(30) days of enactment.

     7.5 Consents. All Consents required to be obtained in connection with the transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     7.6 Effectiveness of Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall be effective at the Closing Date, and no stop order suspending effectiveness shall have been issued; there shall be no holding period or volume or timetable restrictions applicable to the sale of the Common Stock from and after the Closing and thereafter; no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing; and all necessary approvals under state securities laws or the Securities Act or Exchange Act relating to the issuance or trading of the Common Stock shall have been received. The Common Stock required to be issued hereunder shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance. Notwithstanding anything herein to the contrary, if, prior to the Closing, the Sellers obtain a definitive ruling (after having used their best efforts to do so) from the Israel Tax Authorities, in the form and substance satisfactory to counsels for the Sellers and counsel for Parent, which provides that the Israeli tax event for which any of the Sellers may be liable in connection with the transactions contemplated hereby shall be deferred until the effective date of the Registration Statement (the "Deferral Ruling"), the effectiveness of the Registration Statement shall not be a condition to the Closing. In the event that Sellers obtain the Deferral Ruling, Parent shall be obligated to cause the Registration Statement to be declared effective by the SEC within sixty (60) days of the Closing Date. In the event that the Registration Statement is not declared effective by the SEC within sixty (60) days of the Closing Date (the "Registration Deadline"), Parent shall be obligated to immediately deposit an additional fifty thousand (50,000) shares of Common Stock in the Additional Consideration Escrow Fund. At the end of each thirty (30) day period thereafter in which the Registration Statement is not declared effective by the SEC, Parent shall deposit an additional fifty thousand (50,000) shares of Common Stock in the Additional Consideration Escrow Fund.

     7.7 Securities Law Requirements. All permits, licenses, consents and approvals necessary under any laws relating to the sale of securities have been issued or given, and all restrictions or registration statements filed under any laws relating to the sale of securities for the issuance of Common Stock issuable pursuant to this Agreement shall have become effective, and no such permit, license, consent, approval, registration or registration statement shall have been revoked, canceled, terminated, suspended or made the subject of any stop order or proceeding thereof.

     7.8 No Legal Proceedings. Other than in connection with the matter referred to in the last bullet point of Part 2.19 of the Disclosure Schedule, no Person shall have commenced any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the transactions contemplated by this Agreement or seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of the Company.

Section 8.  Termination.

     8.1    Termination Events. This Agreement may be terminated prior to the
Closing:

            (a) By either the Company and the Sellers' Representative or by Parent if a court of competent jurisdiction or Governmental Body shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift) and such was not at the request of the party seeking termination of the Agreement, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; or

            (b) by Parent if the Closing has not taken place on or before January 15, 2000 (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);

            (c) by the Seller's Representative and the Company if the Closing has not taken place on or before January 15, 2000 (other than as a result of the failure on the part of the Sellers or the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent); or

            (d) by the mutual consent of Parent, the Seller's Representative and the Company.

     8.2 Termination Procedures. If Parent wishes to terminate this Agreement pursuant to Section 8.l(a) or Section 8.1(b), Parent shall deliver to the Seller's Representative and the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Seller's Representative and the Company wish to terminate this Agreement pursuant to Section 8.l(a) or
Section 8.1 (c), the Seller's Representative and the Company shall deliver to Parent a written notice stating that the Seller's Representative and the Company are terminating this Agreement and setting forth a brief description of the basis on which the Seller's Representative and the Company are terminating this Agreement.

     8.3    Effect of Termination. If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; Co) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in
Section 10; and (c) the parties shall, in all events, remain bound by and continue to be subject to Section 5.2.

Section 9.  Indemnification, Etc.

     9.1    Survival of Representations, Etc.

            (a) The representations and warranties made by the Company (including the representations and warranties set forth in Section 2 and the representations and warranties set forth in the Company Closing Certificate) shall survive the Closing and shall expire on the 12-month anniversary of the Closing Date; provided, however, that if, at any time prior to the 12-month anniversary of the Closing Date, any Indemnitee (acting in good faith) delivers to the Sellers' Representative a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach,
then the claim asserted in such notice shall survive the   12-month anniversary
of the Closing until such time as such claim is fully and finally resolved; and provided, further, that the representations and warranties related to the second bullet point in Part 2.3 of the Disclosure Schedule shall, for purposes of such claims by Parent, survive the first anniversary of the Closing until the fourth anniversary of the Closing.

            (b) The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

            (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement.

          (d) The representations and warranties made by Parent (including the representations and warranties set forth in Section 3 and the representations and warranties set forth in the Parent Closing Certificate) shall survive the Closing and shall expire on the 12-month anniversary of the Closing Date; provided, however, that if, at any time prior to the 12-month anniversary of the Closing Date, the ECI Sellers' Representative (as defined below) or the Other Sellers' Representative (as defined below) (acting in good faith) delivers to the Parent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by Parent (and setting forth in reasonable detail the basis for the Sellers' Representative's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the 12-month anniversary of the Closing until such time as such claim is fully and finally resolved.

          (e) The representations, warranties, covenants and obligations of the Parent, and the rights and remedies that may be exercised by the Sellers, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Sellers or any of their Representatives.

     9.2  Indemnification.

          (a) From and after the Closing Date (but subject to Section 9.1(a)), the Indemnitees may seek indemnification solely from the Escrow Fund for any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 or in the Company Closing Certificate; (ii) any inaccuracy in or breach of any representation or warranty set forth in Section 2 as if such representation and warranty had been made on and as of the Closing Date; (iii) any breach of any covenant or obligation of the Company (including the covenants set forth in Sections 4 and 5), (iv) any claim brought in connection with the second bullet point of Part 2.3 of the Disclosure Schedule, or (v) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9); provided, however, that with respect to any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with the matter described in the second bullet point of Part 2.3 of the Disclosure Schedule, in addition to seeking indemnification from the Escrow Fund, but only after exhausting the full Escrow Fund, the Indemnitees shall also be entitled to seek indemnification directly from the Sellers in an aggregate amount not to exceed two million US dollars ($2,000,000); provided, however, that each Seller shall only be liable for its pro rata share of such Damages, as calculated in accordance with the allocation set forth in Schedule A.

          (b) The Sellers and the Company acknowledges and agree that, if the Company suffers, incurs or otherwise become subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of its fights as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Company, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

          (c) From and after the Closing Date (but subject to Section 9.1(d)), any Seller may seek indemnification from Parent for any Damages that arc directly or indirectly suffered or incurred by such Seller or to which such Seller may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 3 or in the Parent Closing Certificate; (ii) any inaccuracy in or breach of any representation or warranty set forth in Section 3 as if such representation and warranty had been made on and as of the Closing Date; or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Seller for the purpose of enforcing any of its rights under this Section 9); provided, however, that the amount of indemnification sought by the Sellers shall not exceed ten million US dollars ($10,000,000) in the aggregate.

     9.3 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Company, against Parent or against any other Person) with respect to which any of the Indemnitees shall have the right to seek indemnification pursuant to this
Section 9, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

          (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively out of the Escrow Fund;

          (b) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Sellers' Representative; provided, however, that such consent shall not be unreasonably withheld.

Parent shall give the Sellers' Representative prompt notice of the commencement of any such Legal Proceeding against Parent or the Company; provided, however, that any failure on the part of Parent to so notify the Seller' Representative shall not limit any of the fights of the Indemnitees under this Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

     9.4 Exercise of Remedies by Indemnitees Other Than Parent. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to The assertion of such indemnification claim or the exercise of such other remedy.

     9.5    Limitations on Indemnification.

            (a) Except as specifically set forth herein, the maximum amount of indemnifiable Damages that may be recovered from the Sellers arising out of or resulting from Section 9.2(a) shall be the amount equal to the Escrow Fund, and solely from the Escrow Fund and with respect to each Seller, the amount, that may be recovered will be limited to the amount equal to the number of shares of Common Stock set forth opposite such Sellers' name in the column in Schedule A captioned "Escrow Shares."

            (b) Notwithstanding anything to the contrary contained in this Agreement, no Indemnitee shall be entitled to seek indemnification from the Sellers under this Agreement with respect to any Damages arising out of or resulting from Section 9.2(a), until the aggregate amount of such Damages exceeds one hundred thousand US dollars ($100,000), and where such damages exceed one hundred thousand US dollars ($100,000), the Indemnitees shall be entitled to indemnification in full (with no deduction of the one hundred thousand US dollars ($100,000)), subject to the provisions of Section 9.5(a).

            (c) Notwithstanding anything to the contrary contained in this Agreement, the maximum amount of indemnifiable Damages that may be recovered from Parent arising out of or resulting from Section 9.2(c) shall be the amount equal to ten million US dollars ($10,000,000).

            (d) Notwithstanding anything to the contrary contained in this Agreement, the Sellers shall not be entitled to seek indemnification from Parent under this Agreement with respect to any Damages arising out of or resulting from Section 9.2(c), until the aggregate amount of such Damages exceeds one hundred thousand US dollars ($100,000), and where such damages exceed one hundred thousand US dollars ($100,000), the Sellers shall be entitled to indemnification in full (with no deduction of the one hundred thousand US dollars ($100,000)), subject to the provisions of Section 9.5(c).

     9.6 Exclusive Remedies. Parent acknowledges and agrees that its sole and exclusive remedy (except in the case of fraud, in which case Parent reserves all fights available to it under the law with respect to the party committing such fraud) with respect to any and all claims relating to the subject matter of this Agreement and the other agreements, documents and certificates specifically contemplated by this Agreement shall be pursuant to the indemnification provisions set forth in this Section 9 and specific performance as contemplated by Section 10.11 below.

     9.7 Prospectus Indemnification. Notwithstanding anything to the contrary in this Agreement, in the event any shares of Common Stock are included in a registration statement of the Company:

            (a) To the extent permitted by law, Parent will indemnify and hold harmless each Seller, the partners, officers, directors and legal counsel of each Seller, any underwriter (as defined in the Securities Act) for such Seller and each person, if any, who controls such Seller or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by Parent: (i) any untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Parent of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and Parent will reimburse each such Seller, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 9.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Parent, which consent shall nor be unreasonably withheld, nor shall Parent be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Seller, partner, officer, director, underwriter or controlling person of such Seller.

          (b) To the extent permitted by law, each Seller will, if Common Stock held by such Seller are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless Parent, each of its directors, its officers, and legal counsel and each person, if any, who controls Parent within the meaning of the Securities Act, any underwriter and any other Seller selling securities under such registration statement or any of such other Seller's partners, directors or officers or any person who controls such Seller, against any losses, claims, damages or liabilities (joint or several) to which Parent or any such director, officer, controlling person, underwriter or other such Seller, or partner, director, officer or controlling person of such other Seller may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Seller specifically for use in connection with such registration; and each such Seller will reimburse any legal or other expenses reasonably incurred by Parent or any such director, officer, controlling person, underwriter or other Seller, or partner, officer, director or controlling person of such other Seller in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 9.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Seller, which consent shall not be unreasonably withheld.

          (c) Promptly after receipt by an indemnified party under this Section
9.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses To be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying puny within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9.7, but the omission so to deliver written notice to the indemnifying party will nor relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.7.

          (d) If the indemnification provided for in this Section 9.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, clams, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e) The obligations of Parent and Sellers under this Section 9.7 shall survive completion of any offering of Common Stock in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

Section 10. Miscellaneous Provisions.

     10.1 Sellers' Representative. Israel Frieder, Shmuel Gitlin or such other persons identified by ECI Telecom Ltd. ("ECI") in writing to the other parities hereto are hereby designated as the representatives of ECI for purposes of this Agreement and the Escrow Agreement and as agents and attorneys-in-fact of ECI with respect hereto and thereto (the "ECI Sellers' Representative"), and Zvika Schechter is hereby designated as the representative of the Sellers (other than ECI) for purposes of this Agreement and the Escrow Agreement and as agent and attorney-in-fact of she Sellers with respect hereto and thereto (the "Other Sellers' Representative") (Any reference in this Agreement to the "Sellers' Representative" shall be deemed to refer to both the ECI Sellers' Representative on behalf of ECI, and the Other Sellers' Representative on behalf of the Sellers (other than ECI)). Each Sellers' Representative shall have the authority to take such actions and exercise such discretion on behalf of its respective principals as are required of the Sellers' Representative pursuant to the terms of this Agreement and the Escrow Agreement (and any such actions shall be binding on each of the Sellers represented by such Sellers' Representative), including without limitation the following:

            (i) to receive, hold and deliver to Parent the share certificates representing the Shares, the certificates representing the Warrants, the certificates representing the Debentures, and any other documents relating thereto;

            (ii) to execute, acknowledge, deliver, record and file all ancillary agreements, waivers, consents, certificates and documents which the Sellers' Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by the terms and provisions of this Agreement;

            (iii) to receive and make any payments provided for under this Agreement and acknowledge receipt and payment thereof;

            (iv) to waive any breach or default under the Agreement, or to waive any condition precedent to the Closing under Section 7 hereof;

            (v)   to amend or terminate this Agreement;

            (vi) to receive service of process in connection with any claims under this Agreement or the Escrow Agreement; and

          (vii) to perform the obligations and exercise the rights under the Escrow Agreement, including the settlement of any claims and disputes with Parent arising thereunder; provided, however, that the Sellers' Representative shall not be authorized to take any actions that would (x) increase the obligations or liabilities of any of the Sellers or (y) decrease the consideration to be received by any of the Sellers, other than in accordance with the assumptions set forth in Schedule A. The Sellers' Representative will at all times act in good faith toward the Sellers and will take no action which would disproportionately impact one Seller in relation to the other Sellers taken as a whole.

     The designation and appointment of the Sellers' Representative is irrevocable and shall not be affected by the subsequent death, incapacity, insolvency or dissolution of any Seller. Parent shall have the right to rely upon all actions taken or omitted by the Seller's Representative pursuant to this Agreement, all of which actions and omissions shall be binding on each of the Sellers represented by such Sellers' Representative. If the Other Sellers' Representative shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Sellers (other than ECI), then the Sellers (other than ECI) holding a majority in interest of the capital stock of the Company (assuming the exercise of all Warrants and the Conversion of all Debentures and not including any securities of the Company held by ECI) shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the "Other Sellers' Representative" for purposes of this Agreement. The Sellers hereby authorize their respective Sellers' Representative to pay all reasonable and documented legal fees and expenses incurred by the Company and the Sellers (as further described in Section 10.3 below) from the Purchase Consideration prior to the distribution of the Purchase Consideration to the Sellers, except for fees and expenses paid by the Company or included as a Current Liability in the calculation of Net Cash. The Sellers hereby agree to transfer to the Sellers' Representative such additional cash amounts as shall be determined by the Sellers' Representative are necessary to pay all legal fees and expenses incurred by the Company and the Sellers (as further described in Section 10.3 below), except for fees and expenses paid by the Company or included as a Current Liability in the calculation of Net Cash.

     10.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     10.3 Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, and (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions.

     10.4 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     10.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          If to Parent:

               Terayon Communication Systems, Inc.
               2952 Bunker Hill Lane
               Santa Clara, CA 95054
               Fax: (408) 727-6205
               Attention: Chief Executive Officer

               with a copy to:

               Cooley Godward LLP
               One Maritime Plaza, 20/th/ Floor
               San Francisco, CA 94111
               Fax: (415) 951-3699
               Attention: Karyn R. Smith, Esq.

               and

               Naschitz, Brandes & Co.
               5 Tuval Street
               Tel-Aviv, Israel
               Fax: 972 3 623 5021
               Attention: Sharon A. Amir, Adv.

          if to the Company:

               Telegate Ltd.
               7 Haplada Street

               Or Yehuda, Israel
               Fax: (972-3) 533-5877
               Attention: Chief Executive Officer

               with a copy to:

               Yigal Amon & Co.
               3 Daniel Frisch Street
               Tel Aviv 6473l, Israel
               Fax: (972-3) 608-7714
               Attention:  David H. Schapiro, Esq. and
                           Micah Avni, Esq. and
                           Eric Wachstock, Esq.

          if to the Other Sellers' Representative:

               Zvika Schechter
               ABS GE Capital Giza Fund, L.P,
               Ramat Aviv Tower, 12/th/ Floor
               40 Einstein Street
               POB 17672
               Tel Aviv 61172
               Fax: (972-3) 640-2319

          if to ECI Telecom Ltd. or the ECI Sellers' Representative:

               30 Hasivim Street
               Petach-Tikva, Israel
               Fax: (972-3) 926-6870
               Attention: Israel Frieder

               with a copy to:

               Goldfarb, Levy, Eran & Co.
               2 Ibn Gvirol Street
               Tel Aviv 64077, Israel
               Arm: Nechama Brin, Esq.
               Fax: (972-3) 608-9909

     10.6   Time of the Essence. Time is of the essence of this Agreement.

     10.7 Headings. The boldface headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     10.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     10.9 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Israel (without giving effect to principles of conflicts of laws). Each party to this Agreement consents to the exclusive jurisdiction and venue of the courts of District of Tel Aviv-Jaffa in the State of Israel.

     10.10 Successors and Assigns. This Agreement shall be binding upon: the Company and its successors and assigns (if any); Parent and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Sellers; the other Indemnitees (subject to Section 9.5); and The respective successors and assigns (if any) of the foregoing. Neither party may assign any of its rights under this Agreement to any other Person without obtaining the consent or approval of the other parties hereto.

     10.11 Specific Performance. The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and
(b) an injunction restraining such breach or threatened breach.

     10.12  Waiver.

            (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     10.13 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

     10.14 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement. and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     10.15 Parties in Interest. Except for the provisions of Section 9, none of the provisions of this Agreement are intended to provide any fights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

     10.16 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided however, that the Mutual Non-Disclosure Agreement executed on behalf of Parent and the Company shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Closing Date, or (b) the date on which such Mutual Non-Disclosure Agreement is terminated in accordance with its terms.

     10.17  Construction.

            (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

            (b) The parties hereto agree that any role of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Schedules" and "Exhibits" are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.

     10.18 Founder Bring-Along. In the event that the Founder has not executed this Agreement concurrently with the execution hereof by each of the other Sellers, this Agreement shall nonetheless be in full force and effect and the Company and Parent shall seek to secure, as promptly as practicable, the Founder's jointer herein by execution of this Agreement in the space provided for that purpose below, following which the Founder shall be bound hereunder as a Seller. In the event that the Founder fails to execute and deliver this Agreement prior to the Closing Date, Parent, the Company and the Sellers nonetheless agree to consummate the transaction contemplated hereunder including the purchase and sale of the Sellers' Securities other than those held by the Founder. Following the consummation thereof, Parent may, but shall not be obligated to, take such action as necessary or desirable to acquire the Securities held by the Founder pursuant to Section 236 of the Companies

Ordinance and/or Section 8 of the Amended and Restated Stockholders Agreement, among the Company, the Founder and certain of the Sellers, and the transactions contemplated hereby shall, but shall not be required to, be considered a "plan or contract" within the meaning of Section 236 of the Companies Ordinance. All of the provisions of this Agreement shall be interpreted to take into account the fact friar the Founder may not participate in the transaction contemplated hereunder.


             [The Remainder of this Page Intentionally Left Blank]

     The parties hereto have caused this Share Purchase Agreement to be executed and delivered as of the date first above written.

                                  Terayon Communication Systems, Inc.,
                                    a Delaware corporation


                                  By:_______________________________________

                                  Name:_____________________________________

                                  Title:____________________________________

                                  Ehud Iloni


                                  __________________________________________



                                  Telegate Ltd.,
                                    a company organized under the laws of
                                    Israel


                                  By:_______________________________________

                                  Name:_____________________________________

                                  Title:____________________________________

                                  ECI Telecom Ltd.

                                  By:_______________________________________

                                  Name:_____________________________________

                                  Title:____________________________________

                                  ABS GE Capital Giza Fund, L.P.

                                  By:_______________________________________

                                  Name:_____________________________________

                                  Title:____________________________________

     The parties hereto have caused this Share Purchase Agreement to be executed and delivered as of the date first above written.

                                  BTIP Israel LLC

                                  By:_______________________________________

                                  Name:_____________________________________

                                  Title:____________________________________

                                  The Giza Equity Fund, Limited Partnership

                                  By:_______________________________________

                                  Name:_____________________________________

                                  Title:____________________________________

                                  ABS Giza Alpinvest Fund, L.P.

                                  By:_______________________________________

                                  Name:_____________________________________

                                  Title:____________________________________

                                  THE Challenge Fund-Etgar L.P.

                                  By:_______________________________________

                                  Name:_____________________________________

                                  Title:____________________________________

                                  Yozma II (B.V.I) L.P.

                                  By:_______________________________________

                                  Name:_____________________________________

                                  Title:____________________________________

     The parties hereto have caused this Share Purchase Agreement to be executed and delivered as of the date first above written.

                                  Yozma II (Israel) Limited Partnership

                                  By:_______________________________________

                                  Name:_____________________________________

                                  Title:____________________________________

                                  Vertex Yozma L.P.

                                  By:_______________________________________

                                  Name:_____________________________________

                                  Title:____________________________________

                                  Yozma Venture Capital Ltd.

                                  By:_______________________________________

                                  Name:_____________________________________

                                  Title:____________________________________

                                  P.C.M. Venture Capital L.P.


                                  By:_______________________________________

                                  Name:_____________________________________

                                  Title:____________________________________


                                  Vertex Investment (III) LTD.


                                  By:_______________________________________

                                  Name:_____________________________________

                                  Title:____________________________________

     The parties hereto have caused this Share Purchase Agreement to be executed and delivered as of the date first above written.

                                  Vertex Discount L.P.

                                  By:_______________________________________

                                  Name:_____________________________________

                                  Title:____________________________________

                                  Vertex Technology Fund II Ltd.

                                  By:_______________________________________

                                  Name:_____________________________________

                                  Title:____________________________________

                                  General Instrument Corporation

                                  By:_______________________________________

                                  Name:_____________________________________

                                  Title:____________________________________

                                  Aryt Industries Ltd.

                                  By:_______________________________________

                                  Name:_____________________________________

                                  Title:____________________________________

                                  Aryt Holdings (1997) Ltd.

                                  By:_______________________________________

                                  Name:_____________________________________

                                  Title:____________________________________

     The parties hereto have caused this Share Purchase Agreement to be executed and delivered as of the date first above written.

                                  Chanon International Holdings N.V.

                                  By:_______________________________________

                                  Name:_____________________________________

                                  Title:____________________________________

                                  Coin Street Holdings (II) Limited

                                  By:_______________________________________

                                  Name:_____________________________________

                                  Title:____________________________________

                                  Hapoalim Nechasim (Menayot) Ltd.

                                  By:_______________________________________

                                  Name:_____________________________________

                                  Title:____________________________________

                                   Exhibit A

                              CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit A):

     Acquisition Transaction. "Acquisition Transaction" shall mean any transaction involving:

          (a) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets;

          (b) the issuance, disposition or acquisition of (i) any capital stuck or other equity security of the Company (other than Ordinary Shares issued to employees of the Company, upon exercise of Options or Warrants, the conversion of the Debentures or otherwise, in routine transactions in accordance with the Company's past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company (other than stock options granted to employees of the Company in routine transactions in accordance with the Company's past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

          (c) any merger, consolidation, business combination, reorganization or similar transaction involving The Company.

     Agreement. "Agreement" shall mean the Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

     Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     Damages. "Damages" shall include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

     Debentures. "Debentures" shall mean the convertible debentures, numbered 1 through 15, that have been previously issued pursuant to the Loan Agreement, dated July 8, 1999, among the Company, the Founder and certain of the Sellers.

     Disclosure Schedule. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Sellers.

     Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     Escrow Fund. "Escrow Fund" shall have the meaning ascribed to it in the Escrow Agreement.

     Governmental Authorization.  "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     Indemnitees.  "Indemnitees" shall mean the following Persons: (a) Parent;
(b) Parent's current and future affiliates (including the Company); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the Sellers shall not be deemed to be "Indemnitees."

     Liens. "Liens" shall mean all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind.

     Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     Material Adverse Effect.   A violation or other matter will be deemed to
have a "Material Adverse Effect" on the Company if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Company Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the Company's business, condition, assets, liabilities, operations or financial performance or prospects.

     Net Cash. "Net Cash" shall mean the Company's Current Assets minus its Current Liabilities, as determined by Ernst & Young (Kost, Forer and Gabbay) in accordance with Israeli general accepted accounting principles. For purposes hereof, Current Liabilities shall be deemed to include any unaccrued expenses associated with the acquisition transaction contemplated herein.

     Options.   "Options" shall mean options to purchase Ordinary Shares under the Plan for Issuance of Options to Directors, Executives and Senior Employees of Telegate.

     Person.  "Person" shall mean any individual, Entity or Governmental Body.

     Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     SEC.  "SEC" shall mean the United States Securities and Exchange
Commission.

     Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

     Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     Tax Returns. "Tax Returns" shall mean returns, reports and information statements with respect to Tax required to be filed by or on behalf of the Company with the Israel Income Tax Commission, the Israel Value Added Tax Authority and any other taxing authority domestic or foreign.

     Vested Options. "Vested Options" shall mean options to purchase Ordinary Shares that vest prior to or at the Closing.

     Warrants. "Warrants" shall mean the Series A Warrants, numbered 1 though 14, the Series B Warrants, numbered 1 through 14, the Series C Warrant, numbered 1, and the Series D Warrant, numbered 1, all of which have been previously issued pursuant to the Loan Agreement, dated July 8, 1999, among the Company, the Founder and certain of the Sellers; and the warrant issued to Hapoalim Nechasim (Menayot) Ltd.

                             Schedules and Exhibits

Schedules

Schedule A   -      Sellers Disclosure Schedule

Schedule 3.5 -      Parent Consented and Approvals

Schedule 3.7 -      Parent Legal Proceedings


Exhibits

Exhibit A    -      Certain definitions

Exhibit D    -      Persons to sign Employment and Noncompetition Agreements

Exhibit E    -      Form of Employment Agreement

Exhibit F    -      Form of Noncompetition Agreement

Exhibit G    -      Marketing Agreement

     The parties hereto have caused this Share Purchase Agreement to be executed and delivered as of the date first above written.

                            Terayon Communication Systems, Inc.,
                              a Delaware corporation

                            By: /s/ Zaki Rakib
                               ---------------------------------------

                            Name:   Zaki Rakib
                                 -------------------------------------

                            Title:  CEO
                                  ------------------------------------

                            Ehud Iloni


                            __________________________________________


                            Telegate Ltd.,
                              a company organized under the laws of
                              Israel

                            By:_______________________________________

                            Name:_____________________________________

                            Title:____________________________________

                            ECI Telecom Ltd.


                            By:_______________________________________

                            Name:_____________________________________

                            Title:____________________________________


                            ABS GE Capital Giza Fund, L.P.

                            By:_______________________________________

                            Name:_____________________________________

                            Title:____________________________________

     The parties hereto have caused this Share Purchase Agreement to be executed and delivered as of the date first above written.

                            Terayon Communication Systems, Inc.,
                              a Delaware corporation

                            By:_______________________________________

                            Name:_____________________________________

                            Title:____________________________________


                            Ehud Iloni


                            __________________________________________


                            Telegate Ltd.,
                              a company organized under the laws of
                              Israel

                            By:
                               ---------------------------------------

                            Name:
                                 -------------------------------------

                            Title:____________________________________

                            ECI Telecom Ltd.

                            By:_______________________________________

                            Name:_____________________________________

                            Title:____________________________________


                            ABS GE Capital Giza Fund, L.P.

                            By:     /s/ Zeev Holtzman
                               ---------------------------------------

                            Name:   Zeev Holtzman
                                 -------------------------------------

                            Title:____________________________________

     The parties hereto have caused this Share Purchase Agreement to be executed and delivered as of the date first above written.

                            Terayon Communication Systems, Inc.,
                              a Delaware corporation

                            By:_______________________________________

                            Name:_____________________________________

                            Title:____________________________________


                            Ehud Iloni


                            __________________________________________


                            Telegate Ltd.,
                              a company organized under the laws of
                              Israel

                            By:  /s/ [ILLEGIBLE]^^
                               ---------------------------------------

                            Name:_____________________________________

                            Title:____________________________________

                            ECI Telecom Ltd.

                            By: /s/ [ILLEGIBLE]^^
                                    ----------------------------------

                            Name:_____________________________________

                            Title:____________________________________

                            ABS GE Capital Giza Fund, L.P.

                            By:_______________________________________

                            Name:_____________________________________

                            Title:____________________________________

     The parties hereto have caused this Share Purchase Agreement to be executed and delivered as of the date first above written.

                            BTIP Israel LLC

                            By: /s/ Brian Talbot
                               ---------------------------------------

                            Name:   Brian Talbot
                                 -------------------------------------

                            Title:  Managing Director
                                  ------------------------------------


                            The Giza Equity Fund, Limited Partnership

                            By:_______________________________________

                            Name:_____________________________________

                            Title:____________________________________

                            ABS Giza Alpinvest Fund, L.P.

                            By:_______________________________________

                            Name:_____________________________________

                            Title:____________________________________

                            The Challenge Fund-Etgar L.P.

                            By:_______________________________________

                            Name:_____________________________________

                            Title:____________________________________

                            Yozma II (B.V.I.) L.P.

                            By:_______________________________________

                            Name:_____________________________________

                            Title:____________________________________

     The parties hereto have caused this Share Purchase Agreement to be executed and delivered as of the date first above written.

                            BTIP Israel LLC

                            By:_______________________________________

                            Name:_____________________________________

                            Title:____________________________________


                            THE Giza Equity Fund, Limited Partnership

                            By: /s/ Zeev Holtzman
                               ---------------------------------------

                            Name:   Zeev Holtzman
                                 -------------------------------------

                            Title:   President
                                  ------------------------------------

                            ABS Giza Alpinvest Fund, L.P.

                            By: /s/ Zeev Holtzman
                               ---------------------------------------

                            Name:   Zeev Holtzman
                                 -------------------------------------

                            Title:  President
                                  ------------------------------------

                            THE Challenge Fund-Etgar L.P.

                            By:_______________________________________

                            Name:_____________________________________

                            Title:____________________________________

                            Yozma II (B.V.I.) L.P.

                            By:_______________________________________

                            Name:_____________________________________

                            Title:____________________________________

     The parties hereto have caused this Share Purchase Agreement to be executed and delivered as of the date first above written.

                            BTIP Israel LLC
                            ---------------

                            By:
                            ------------------------------------------
                            Name:
                            ------------------------------------------
                            Title:
                            ------------------------------------------


                            THE Giza Equity Fund, Limited Partnership
                            -----------------------------------------

                            By:
                            ------------------------------------------
                            Name:
                            ------------------------------------------
                            Title:
                            ------------------------------------------

                            ABS Giza Alpinvest Fund, L.P.
                            ----------------------------

                            By:
                            ------------------------------------------
                            Name:
                            ------------------------------------------
                            Title:
                            ------------------------------------------

                            THE Challenge Fund-Etgar L.P.
                            ----------------------------

                            By: /s/ J. Ciechanover
                            ------------------------------------------

                            Name:   J. CIECHANOVER
                            ------------------------------------------

                            Title:  President
                            ------------------------------------------

                            Yozma II (B.V.I.) L.P.
                            ---------------------

                            By:
                            ------------------------------------------
                            Name:
                            ------------------------------------------
                            Title:
                            ------------------------------------------

     The parties hereto have caused this Share Purchase Agreement to be executed and delivered as of the date first above written.

                            BTIP Israel LLC
                            ---------------

                            By:
                            ------------------------------------------
                            Name:
                            ------------------------------------------
                            Title:
                            ------------------------------------------

                            THE Giza Equity Fund, Limited Partnership
                            -----------------------------------------

                            By:
                            ------------------------------------------
                            Name:
                            ------------------------------------------
                            Title:
                            ------------------------------------------

                            ABS Giza Alpinvest Fund, L.P.
                            ----------------------------

                            By:
                            ------------------------------------------
                            Name:
                            ------------------------------------------
                            Title:
                            ------------------------------------------

                            THE Challenge Fund-Etgar L.P.
                            ----------------------------

                            By:
                            ------------------------------------------
                            Name:
                            ------------------------------------------
                            Title:
                            ------------------------------------------

                            Yozma II (B.V.I.) L.P.
                            ---------------------

                            By:  /s/ Yied Erlich/Boat Goldschmidt
                            ------------------------------------------

                            Name: Yied Erilch and Boat Goldschmidt
                            ------------------------------------------

                            Title:
                            ------------------------------------------

     The parties hereto have caused this Share Purchase Agreement to be executed and delivered as of the date first above written.

                            Yozma II (Israel) Limited Partnership
                            -----------------------------------------

                            By:  /s/ Yied Erlich/Boat Goldschmidt
                            -----------------------------------------

                            Name:    Yied Erilch and Boat Goldschmidt
                            -----------------------------------------

                            Title:
                            -----------------------------------------

                            Vertex Yozma L.P.
                            -----------------

                            By:
                            -----------------------------------------
                            Name:
                            -----------------------------------------
                            Title:
                            -----------------------------------------

                            Yozma Venture Capital LTD
                            -------------------------

                            By:  /s/ Yied Erlich/Boat Goldschmidt
                            -----------------------------------------

                            Name:    Yied Erlich and Boat Goldschmidt
                            -----------------------------------------

                            Title:
                            -----------------------------------------

                            P.C.M. Venture Capital L.P.
                            --------------------------

                            By:  /s/ Yied Erlich/Boat Goldschmidt
                            -----------------------------------------

                            Name:    Yied Erlich and Boat Goldschmidt
                            -----------------------------------------

                            Title:
                            ------------------------------------------

                            Vertex Investment (III) Ltd.
                            ---------------------------

                            By:
                            ------------------------------------------
                            Name:
                            ------------------------------------------
                            Title:
                            ------------------------------------------

     The parties hereto have caused this Share Purchase Agreement to be executed and delivered as of the date first above written.

                            Yozma II (Israel) Limited Partnership

                            By:_______________________________________

                            Name:_____________________________________

                            Title:____________________________________


                            Vertex Yozma L.P.

                            By: /s/ Vertex Management (III) Ltd.
                               ---------------------------------------

                            Name:_____________________________________

                            Title:____________________________________

                            Yozma Venture Capital Ltd

                            By:_______________________________________

                            Name:_____________________________________

                            Title:____________________________________


                            P.C.M. Venture Capital L.P.

                            By:_______________________________________

                            Name:_____________________________________

                            Title:____________________________________


                            Vertex Investment (III) Ltd.

                            By: /s/ Vertex Management (III) Ltd.
                               ---------------------------------------

                            Name:_____________________________________

                            Title:____________________________________

     The parties hereto have caused this Share Purchase Agreement to be executed and delivered as of the date first above written.

                            Vertex Discount L.P.

                            By: /s/ Vertex Management (III) Ltd.
                               ---------------------------------------

                            Name:_____________________________________

                            Title:____________________________________

                            Vertex Technology Fund II Ltd.

                            By:_______________________________________

                            Name:_____________________________________

                            Title:____________________________________

                            General Instrument Corporation

                            By:_______________________________________

                            Name:_____________________________________

                            Title:____________________________________

                            Aryt Industries Ltd.

                            By:_______________________________________

                            Name:_____________________________________

                            Title:____________________________________

                            Aryt Holdings (1997) Ltd.

                            By:_______________________________________

                            Name:_____________________________________

                            Title:____________________________________

          The parties hereto have caused this Share Purchase Agreement to be executed and delivered as of the date first above written.


                                      Vertex Discount L.P.

                                      By: /s/ Vertex Management (III) Ltd.
                                         ---------------------------------

                                      Name:_______________________________

                                      Title:______________________________


                                      Vertex Technology Fund II Ltd.

                                      By: /s/ [ILLEGIBLE]
                                         ---------------------------------

                                      Name:_______________________________

                                      Title:______________________________


                                      General Instrument Corporation

                                      By:_________________________________

                                      Name:_______________________________

                                      Title:______________________________


                                      ARYT Industries Ltd.

                                      By:__________________________________

                                      Name:________________________________

                                      Title:_______________________________


                                      ARYT Holdings (1997) Ltd.

                                      By:__________________________________

                                      Name:________________________________

                                      Title:_______________________________

          The parties hereto have caused this Share Purchase Agreement to be executed and delivered as of the date first above written.

                                       Vertex Discount L.P.

                                       By:_____________________________

                                       Name:___________________________

                                       Title:__________________________

                                       Vertex Technology Fund II LTD.

                                       By:_____________________________

                                       Name:___________________________

                                       Title:__________________________


                                       General Instrument Corporation

                                       By: /s/ Richard C. Smith
                                          -----------------------------

                                       Name:   Richard C. Smith
                                            ---------------------------

                                       Title:  Exec Vice President
                                             --------------------------

                                       Aryt Industries Ltd.

                                       By:_____________________________

                                       Name:___________________________

                                       Title:__________________________

                                       Aryt Holdings (1997) Ltd.

                                       By:_____________________________

                                       Name:___________________________

                                       Title:__________________________

          The parties hereto have caused this Share Purchase Agreement to be executed and delivered as of the date first above written.

                                       Vertex Discount L.P.

                                       By:_____________________________

                                       Name:___________________________

                                       Title:__________________________

                                       Vertex Technology Fund II Ltd.

                                       By:_____________________________

                                       Name:___________________________

                                       Title:__________________________

                                       General Instrument Corporation

                                       By:_____________________________

                                       Name:___________________________

                                       Title:__________________________


                                       Aryt Industries Ltd.*

                                       By:   /s/ S. Bachaz
                                           ------------------------------

                                       Name:     S. Bachaz
                                             ----------------------------

                                       Title:    C.E.O
                                              ---------------------------

                                       Aryt Holdings (1997) Ltd.*

                                       By:   /s/ S. Bachaz
                                          ------------------------------

                                       Name:     S. Bachaz
                                             ---------------------------

                                       Title:    C.E.O
                                             ---------------------------

  * SUBJECT TO THE APPROVAL OF THE DEBENTURE HOLDERS OF ARYT INDUSTRIES LTD.

     The parties hereto have caused this Share Purchase Agreement to be executed and delivered as of the date first above written.

                                        Chanon International Holdings N.V.

                                        By:______________________________

                                        Name:____________________________

                                        Title:___________________________

                                        Coin Street Holdings (II) Limited

                                        By: /s/ D K Yamazoe
                                           ------------------------------

                                        Name: D K Yamazoe
                                             ----------------------------

                                        Title: Director
                                              ---------------------------

                                        Hapoalim Nechasim (Menayot) Ltd.

                                        By:______________________________

                                        Name:____________________________

                                        Title:___________________________

     In WITNESS WHEREOF, this Agreement has been executed delivered as of the date first above written.

Yozma Venture Capital Ltd.                 Terayon Communication Systems, Inc.

By:  /s/ Yied Erlich/Boat Goldschmidt      By:____________________________
   ------------------------------------

Name:  Yied Erlich and Boat Goldschmidt  Name:__________________________
      ---------------------------------

Title:_________________________________    Title:__________________________


ECI Telecom Ltd.                           General Instrument Corporation

By:____________________________________    By:_____________________________

Name:__________________________________    Name:___________________________

Title:_________________________________    Title:__________________________


ARYT Industries Ltd.                       ARYT Holdings (1997) Ltd.

By:____________________________________    By:_____________________________

Name:__________________________________    Name:___________________________

Title:_________________________________    Title:__________________________

     In WITNESS WHEREOF, this Agreement has been executed delivered as of the date first above written.

Yozma Venture Capital Ltd.              Terayon Communication Systems, Inc.

By:______________________________       By:______________________________

Name:____________________________       Name:____________________________

Title:___________________________       Title:___________________________


ECI Telecom Ltd.                        General Instrument Corporation

By:   /s/ [ILLEGIBLE]^^                 By:______________________________
      ---------------------------

Name:____________________________       Name:____________________________

Title:___________________________       Title:___________________________


Aryt Industries Ltd.                    Aryt Holdings (1997) Ltd.

By:______________________________       By:______________________________

Name:____________________________       Name:____________________________

Title:___________________________       Title:___________________________

     In WITNESS WHEREOF, this Agreement has been executed delivered as of the date first above written.

Yozma Venture Capital Ltd.            Terayon Communication Systems, Inc.

By:______________________________     By:_______________________________

Name:____________________________     Name:_____________________________

Title:___________________________     Title:____________________________


ECI Telecom Ltd.                      General Instrument Corporation

By:______________________________     By: /s/ Richard C. Smith
                                         -------------------------------

Name:____________________________     Name:   Richard C. Smith
                                           -----------------------------

Title:__________________________      Title:  Exec. Vice President
                                            ----------------------------


Aryt Industries Ltd                   Aryt Holdings (1997) Ltd.

By:______________________________     By:______________________________

Name:____________________________     Name:____________________________

Title:___________________________     Title:___________________________

          The parties hereto have caused this Share Purchase Agreement to be executed and delivered as of the date first above written.


                                       Chanon International Holdings N.V.

                                       By:_______________________________

                                       Name:______________________________

                                       Title:_____________________________

                                       Coin Street HoldingS (II) Limited

                                       By:________________________________

                                       Name:______________________________

                                       Title:_____________________________

                                       Hapoalim Nechasim (Menayot) Ltd.

                                       By: /s/ Y. Elinav O. Levy
                                          --------------------------------

                                       Name: Y. Elinav O. Levy
                                            ------------------------------

                                       Title:_____________________________

     In WITNESS WHEREOF, this Agreement has been executed delivered as of the date first above written.

Yozma Venture Capital Ltd.             Terayon Communication Systems, Inc.

By:____________________________        By:__________________________________

Name:__________________________        Name:________________________________

Title:_________________________        Title:_______________________________


ECI Telecom Ltd.                       General Instrument Corporation

By:____________________________        By:__________________________________

Name:__________________________        Name:________________________________

Title:_________________________        Title:_______________________________


Aryt Industries Ltd.                   Aryt Holdings (1997) Ltd.

By: /s/ S. Bachaz                      By: /s/ S. Bachaz
   ----------------------------           ----------------------------------

Name:  S. Bachaz                       Name:  S. Bachaz
     --------------------------             --------------------------------

Title: C.E.O.                          Title: C.E.O.
      -------------------------              -------------------------------